                                                              Exhibit 16(b)(1)

FLEET NATIONAL BANK
100 Federal Street
Boston, MA  02110

SUNTRUST BANK
201 Fourth Avenue North, 3rd Floor
Nashville, TN 37219

                                  May 11, 2001

                                   $75,000,000
                        Senior Secured Credit Facilities
                                COMMITMENT LETTER

UNO RESTAURANT CORPORATION
100 Charles Park Road
West Roxbury, MA 02132

UNO RESTAURANT HOLDINGS CORPORATION
UNO ACQUISITION CORP.
100 Charles Park Road
West Roxbury, MA 02132

Dear Ladies and Gentlemen:

         You have informed Fleet National Bank ("Fleet") and SunTrust Bank ("SunTrust" and collectively with Fleet, the "Underwriting Lenders") that Uno Acquisition Corp. ("Uno Acquisition"), a wholly-owned subsidiary of Uno Restaurant Holdings Corporation ("URHC"), and Uno Restaurant Corporation ("Uno") desire to arrange for (a) a revolving credit facility in the aggregate amount of $20,000,000 (the "Revolving Credit Facility"), (b) a term loan in the amount of $40,000,000 ("Term Loan A") and (c) a term loan in the amount of $15,000,000 ("Term Loan B" and collectively with the Revolving Credit Facility and Term Loan A, the "Credit Facilities"), for use principally to refinance existing indebtedness of Uno and certain of its affiliates and to partially finance, together with the proceeds of three sale leaseback transactions, the recapitalization of Uno (the "Recapitalization") and to pay fees and expenses associated with the Recapitalization. The Credit Facilities will be guaranteed, jointly and severally, by URHC and all of its subsidiaries which are not borrowers under the Credit Facilities. URHC, Uno Acquisition, Uno and its subsidiaries are referred to herein collectively as the "Loan Parties".

         Fleet is pleased to inform you that it is willing to act as the sole and exclusive administrative agent for the Credit Facilities (the "Administrative Agent"); and SunTrust is pleased to inform you that it is willing to act as syndication agent for the Credit Facilities (the "Syndication Agent"). We are also pleased to inform you that Fleet Securities, Inc., ("FSI") and

Uno Restaurant Corporation
Uno Restaurant Holdings Corporation
Uno Acquisition Corp.
May 11, 2001
Page 2

SunTrust Equitable Securities Corporation ("STES") are willing to act as the Co-Lead Arrangers for the Credit Facilities (collectively, the "Arrangers"). The Loan Parties agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet referred to below, the Fee Letters referred to below, and customary administrative agent fees) will be paid in connection with the Credit Facilities unless the Loan Parties and the Arrangers shall so agree.

         Subject to satisfaction of the conditions contained herein and in the attached Summary of Terms and Conditions (the "Term Sheet"), Fleet, and SunTrust are pleased to advise you that each of them, severally and not jointly and severally, hereby makes commitments for the portions of the Credit Facilities set forth below:

-------------------------------------------------------------------------------
Bank                                            Commitment
-------------------------------------------------------------------------------
Fleet                                           $37,500,000
-------------------------------------------------------------------------------
SunTrust                                        $37,500,000
-------------------------------------------------------------------------------

         The commitment of the Underwriting Lenders hereunder to provide the Credit Facilities is subject to (a) the terms and conditions set forth herein, in the Fee Letters and in the Term Sheet; (b) the completion of all due diligence with respect to the Loan Parties to the satisfaction of the Underwriting Lenders in their sole discretion; (c) our satisfaction that prior to and during the syndication of the Credit Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Loan Parties, except those certain sale leaseback transactions contemplated to take place in conjunction with the Credit Facilities; (d) the negotiation, execution and delivery of definitive documentation for the Credit Facilities consistent with the Term Sheet and otherwise satisfactory to us; (e) since the date hereof, no material adverse change in or material disruption of conditions in the financial, banking, loan syndication or capital markets which we, in our sole discretion, deem material in connection with the syndication of the Credit Facilities shall have occurred and be continuing; (f) no change, occurrence or development that could, in our opinion, have a material adverse effect on the business, assets, liabilities (actual or contingent), operations, performance, condition (financial or otherwise) or prospects of the Loan Parties taken as a whole shall have occurred or become known to us; (g) our not becoming aware after the date hereof of any information or other matter which in our judgment is inconsistent in a material and adverse manner with any information or other matter disclosed to us by the Loan Parties prior to the date hereof (in which case we may, in our sole discretion, suggest alternative financing amounts or structures that ensure adequate protection for the Lenders or terminate this letter and any commitment or undertaking hereunder); and (h) that there not have occurred after the date hereof the introduction of additional material government restrictions imposed upon lending institutions which materially affect the type of transactions contemplated hereby. In addition, such commitment is subject to the negotiation, execution and delivery prior to August 1, 2001 (unless

Uno Restaurant Corporation
Uno Restaurant Holdings Corporation
Uno Acquisition Corp.
May 11, 2001
Page 3

such date shall have been extended by mutual agreement of the parties hereto) of definitive documentation with respect to the Credit Facilities consistent with the Term Sheet satisfactory in all respects to the Underwriting Lenders and their counsel.

         As we have discussed with you, the Arrangers intend to syndicate the Credit Facilities to a group of financial institutions (together with the Underwriting Lenders, the "Lenders") identified by the Arrangers in consultation with the Loan Parties. The Arrangers will manage all aspects of the syndication, in consultation and cooperation with the Loan Parties, including decisions as to the selection of proposed Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. In the event that such syndication cannot be achieved in a manner satisfactory to the Underwriting Lenders under the structure outlined in the Term Sheet, the Loan Parties agree that the Underwriting Lenders shall be entitled, after consultation with the Loan Parties, to change the pricing, structure or other terms of the Credit Facilities if the Underwriting Lenders determine that such changes are advisable to ensure a successful syndication or an optimum credit structure, provided that the total amount of the Credit Facilities remain unchanged. For purposes of the preceding sentence, a successful syndication shall be deemed to have occurred if the Credit Facilities have been sufficiently subscribed such that each of the Underwriting Lenders has total respective allocated commitments less than or equal to $20 million. To assist the Arrangers in achieving a satisfactory syndication, the Loan Parties will provide direct contact during the syndication (at places and times to be reasonably agreed upon) between the senior management and advisors of the Loan Parties, on the one hand, and the proposed syndicate participants, on the other. The Loan Parties will also provide the Arrangers upon request with all information and projections reasonably deemed necessary by the Arrangers to complete successfully the syndication and will assist the Arrangers in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication. URHC, Uno Acquisition and Uno hereby represent, warrant and covenant that (a) all written information, other than Projections (defined below), which has been or is hereafter made available to us or the Lenders by the Loan Parties or any of the Loan Parties' representatives in connection with the transactions contemplated hereby (the "Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading; and (b) all financial projections concerning the Loan Parties that have been or are hereafter made available to us or the Lenders by the Loan Parties or any of the Loan Parties' representatives (the "Projections") have been or will be prepared in good faith based upon assumptions the Loan Parties believe to be reasonable (it being understood that such Projections are subject to uncertainties and contingencies, many of which are beyond the Loan Parties' control, and that no assurance can be given that any particular Projections will be realized). URHC, Uno Acquisition and Uno agree to furnish us with such information and Projections as we may reasonably request and to supplement the information and the Projections from time to time until the closing date for the Credit Facilities

Uno Restaurant Corporation
Uno Restaurant Holdings Corporation
Uno Acquisition Corp.
May 11, 2001
Page 4

so that the representations, warranties and covenants in the preceding sentence are correct on such closing date. URHC, Uno Acquisition and Uno understand that in arranging and syndicating the Credit Facilities, the Arrangers will be using and relying on the information and the Projections without independent verification thereof.

         As consideration for the commitments of the Underwriting Lenders hereunder and for the agreements contained herein as to the management, structuring and syndication of the Credit Facilities, Uno Acquisition and URHC, jointly and severally, and UNO severally, agree to pay the fees set forth in the fee letters of even date herewith by and among Uno Acquisition, Uno, URHC and the Underwriting Lenders (the "Underwriting Fee Letter") and by and among Uno Acquisition, Uno and URHC and the Administrative Agent (the "Administrative Agent Fee Letter" and collectively with the Underwriting Fee Letter, the "Fee Letters").

         By executing this Commitment Letter, Uno Acquisition, Uno and URHC (the "Indemnifying Parties") agree, jointly and severally (a) to indemnify and hold harmless the Underwriting Lenders and the Arrangers and each of their affiliates and their respective officers, directors, employees and agents (the "Indemnified Person(s)") from and against all losses, claims, damages and liabilities arising out of or in connection with or by reason of any matters contemplated by this Commitment Letter, the Term Sheet or the Fee Letters any related transaction or any use made or proposed to be made with the proceeds of the Credit Facilities for any claims, litigation, investigation or proceeding relating thereto (including, without limitation, in connection with preparation of a defense in connection therewith) and to reimburse upon demand each of such Indemnified Persons from time to time for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing; PROVIDED that the foregoing indemnity will not apply to any losses, claims, damages, liabilities or related expenses to the extent they are determined by a court in a final non-appealable judgment to have resulted from willful misconduct or gross negligence of any Indemnified Person; and (b) to reimburse the Underwriting Lenders and the Arrangers and each of their affiliates from time to time for all reasonable expenses (including their reasonable syndication expenses, expenses for due diligence, printing, distribution, bank meetings, transportation, duplication and related matters, and the reasonable fees and disbursements of their counsel and the reasonable allocated cost of internal counsel, but excluding any fees payable to syndicate members) arising out of or incurred in connection with or by reason of any matters contemplated by this Commitment Letter, the Term Sheet, the Fee Letters, the definitive documentation for the Credit Facilities and the other transactions contemplated hereby and thereby. Upon receipt by an Indemnified Person of actual notice of any action against such Indemnified Person with respect to which indemnity may be sought under this Commitment Letter, such Indemnified Person shall promptly notify the Indemnifying Parties in writing; provided that failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any liability which the Indemnifying Parties may have on account of this indemnity or otherwise except to the extent that the Indemnifying Parties shall have been prejudiced by such failure. The Indemnifying Parties shall have the right to assume

Uno Restaurant Corporation
Uno Restaurant Holdings Corporation
Uno Acquisition Corp.
May 11, 2001
Page 5

the defense of any such action including the employment of counsel reasonably satisfactory to the Indemnified Person, except as provided below.

         Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, except as provided below. In the event that an Indemnified Person has been advised in writing by counsel that there may be one or more legal defenses available to it or prospective bases for liability against it, which conflict with those available to or against the Indemnifying Parties, then the Indemnifying Parties shall not have the right to assume the defense of such matter with respect to such Indemnified Person and shall pay the costs of such defense. The Indemnifying Parties shall not be liable for any settlement of any action affected without their written consent (which shall not be unreasonably withheld). In addition, the Indemnifying Parties shall not, without prior written consent of an Indemnified Person, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liabilities arising out of such action. The provisions contained in this paragraph shall remain in full force and effect notwithstanding that definitive financing documentation for the Credit Facilities shall not be executed and delivered and that this Commitment Letter (or the commitments hereunder) may be terminated. No Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through Internet, Intralinks or other similar information transmission systems in connection with the Credit Facilities, but this sentence shall not be deemed to modify or amend the confidentiality provisions set forth in the following paragraph.

         Uno Acquisition, Uno and URHC agree that this Commitment Letter and the Fee Letters are for their confidential use only and neither their existence nor the terms hereof or thereof will be disclosed by them to any person or entity other than (a) their officers, directors, accountants, attorneys and other advisors, and then, in each case, only on a "need to know" basis in connection with the transaction and on a confidential basis and (b) to the extent such disclosure by Uno may be required under applicable securities law.

         This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. This Commitment Letter shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts. This Commitment Letter is intended to be solely for the benefit of the parties hereto and the Indemnified Persons and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. Uno Acquisition, Uno, URHC and the Underwriting Lenders each hereby irrevocably waive all rights to trial by jury in any action, proceeding or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to this Commitment Letter, the Fee Letters, the transactions

Uno Restaurant Corporation
Uno Restaurant Holdings Corporation
Uno Acquisition Corp.
May 11, 2001
Page 6

contemplated hereby or the actions of the Underwriting Lenders in the negotiation, performance or enforcement hereof or thereof.

         This Commitment Letter, together with the Term Sheet and the Fee Letters are the only agreements that have been entered into among us with respect to the Credit Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter may be modified or amended only by the written agreement of all of us. This Commitment Letter is not assignable by Uno Acquisition, Uno or URHC without our prior written consent.

         This Commitment Letter will expire at 12:00 p.m. Boston time on May 16, 2001, unless Uno Acquisition, Uno and URHC execute the enclosed copies of this letter and return them to Fleet prior to that time (which may be by facsimile transmission), whereupon this letter (which may be signed in one or more counterparts) shall become a binding agreement. Thereafter, this Commitment Letter will expire on August 1, 2001 unless definitive documentation for the Credit Facilities is executed and delivered prior to such date. If Uno Acquisition, Uno and URHC are in agreement with the foregoing, please sign and return to Fleet the enclosed copies of this Commitment Letter no later than 12:00 p.m., Boston time, on May 16, 2001.

         We are very pleased to be able to offer you the commitments described herein and look forward to working with you on this transaction.

                                        Sincerely,

                                        FLEET NATIONAL BANK

                                        By: /s/ Elise M. Russo
                                            -----------------------------------
                                            Name: Elise M. Russo
                                            Title: Senior Vice President

                                        SUNTRUST BANK

                                        By: /s/ Vipul H. Patel
                                            -----------------------------------
                                            Name: Vipul H. Patel
                                            Title: Director

Uno Restaurant Corporation
Uno Restaurant Holdings Corporation
Uno Acquisition Corp.
May 11, 2001
Page 7

                                        FLEET SECURITIES, INC.

                                        By: /s/ Robert D. Valbona
                                            -----------------------------------
                                            Name: Robert D. Valbona
                                            Title: Director

                                        SUNTRUST EQUITABLE SECURITIES
                                        CORPORATION

                                        By: /s/ Russell J. Herakovich
                                            -----------------------------------
                                            Name: Russell J. Herakovich
                                            Title: Director

Accepted and agreed to as of the date first above written:

UNO RESTAURANT CORPORATION

By: /s/ Robert M. Vincent
   --------------------------------------------
   Name: Robert M. Vincent
   Title: Executive Vice President

UNO ACQUISITION CORP.

By: /s/ Robert M. Vincent
   --------------------------------------------
   Name: Robert M. Vincent
   Title: Executive Vice President

UNO RESTAURANT HOLDINGS CORPORATION

By: /s/ Robert M. Vincent
   --------------------------------------------
   Name: Robert M. Vincent
   Title: Executive Vice President

                                                                       [LOGO]

                              UNO ACQUISITION CORP.

                         SUMMARY OF TERMS AND CONDITIONS
                  $75,000,000 SENIOR SECURED CREDIT FACILITIES

                                  MAY 11, 2001

-------------------------------------------------------------------------------

BORROWER:          Uno Acquisition Corp., a special purpose acquisition vehicle formed by certain management investors (to be defined) of Uno
                   Restaurant Corporation ("Uno") and to be merged with Uno on the Closing Date.

GUARANTORS:        Any existing or hereafter established parent or holding
                   company (the "Parent") of the Borrower and all present and future direct and indirect subsidiaries of the Borrower or Parent.

FACILITIES:        Up to $75,000,000 in total aggregate amount, comprised of:
                   a) $20,000,000 Revolving Credit Loan (the "Revolver" or
                      "Revolving Credit Loans") with a sublimit for standby letters of credit ("L/Cs") to be determined (the "Revolver");
                   b) $40,000,000 Term Loan ("Term Loan A"); and
                   c) $15,000,000 Term Loan ("Term Loan B").

USE OF PROCEEDS:   At Closing, Term Loan A, Term Loan B and up to $12,250,000
                   of advances (including L/Cs) under the Revolver shall be used to refinance existing indebtedness (excluding certain indebtedness to be determined) of Uno in the amount of approximately $52,000,000; and to partially finance, in combination with a $37,200,000 sale leaseback transaction, and the rollover of 6,445,000 Uno common shares and 863,356 options for Uno common shares held by certain management investors, the recapitalization of Uno in connection with a going-private transaction (the "Recapitalization"); and to pay fees and expenses associated with the Recapitalization.
                   The Recapitalization shall include the purchase of approximately 4,550,000 million shares of publicly held Uno common stock

Uno Acquisition Corp.                                                    Page 2
-------------------------------------------------------------------------------

                   and 595,000 options of Uno for a total of approximately $46,400,000. Thereafter, the Revolver shall be available for the acquisition and/or construction of new operating facilities, for operating facility upgrades, for the issuance of standby letters of credit and for working capital and other general corporate purposes.

ADMINISTRATIVE
AGENT:             Fleet National Bank ("Fleet")

SYNDICATION
AGENT:             SunTrust Bank ("SunTrust", and together with Fleet, the
                   "Agents")

CO-LEAD
ARRANGERS:         Fleet Securities, Inc. ("FSI") and SunTrust Equitable
                   Securities Corporation ("STES", and together with FSI, the "Arrangers")

LENDERS: Fleet and SunTrust shall each underwrite 50% of the Facilities with the intention to syndicate the Facilities to other financial institutions to be identified by the Agents and the Arrangers in consultation with the Borrower.

CLOSING DATE:      Such date as may be agreed between the Agents, Arrangers and the Borrower, but no later than August 1, 2001

I. REVOLVING CREDIT

AMOUNT:            $20,000,000 Revolver with a sublimit (TBD) for L/Cs

L/C ISSUING BANK:  Fleet

AVAILABILITY:      Advances under the Revolver may be borrowed, repaid and
                   reborrowed until Maturity.

MATURITY:          Five (5) years from the Closing Date

Uno Acquisition Corp.                                                    Page 3
-------------------------------------------------------------------------------

II. TERM LOAN A

AMOUNT:            $40,000,000

MATURITY:          Five (5) years from the Closing Date.

AMORTIZATION:      Term Loan A shall be payable in equal quarterly installments, commencing on the last day of the sixth month following the Closing Date, in accordance with the schedule shown in
                   Exhibit I attached.

III. TERM LOAN B

AMOUNT:            $15,000,000.

MATURITY:          Six (6) years from the Closing Date.

AMORTIZATION:      Term Loan B shall be payable in equal quarterly installments, commencing on the last day of the sixth month following the Closing Date, in accordance with the schedule shown in
                   Exhibit I attached.

                               GENERAL PROVISIONS

COMMITMENT FEE:    A fee on the unused portion of the Revolver payable quarterly in arrears at a rate per annum of 0.50% after the Closing
                   Date.

INTEREST RATES:    Interest rates shall be Fleet's Base Rate or the Eurodollar
                   Rate plus, in each case, the Applicable Margin. Base Rate will be defined as the higher of the base rate announced by Fleet from time to time or the Federal Funds Rate plus 1/2%.
                   Eurodollar Rate loans will be available for 1, 2, 3 or 6 month periods. Customary provisions regarding breakage costs, reserves, taxes, illegality, etc. shall apply. The credit agreement will restrict the number of Eurodollar Rate loans, which may be outstanding at any one time.

APPLICABLE MARGIN: In accordance with Exhibit II attached.

DEFAULT PRICING:   Applicable Margin over the Base Rate + 3%.

Uno Acquisition Corp.                                                    Page 4
-------------------------------------------------------------------------------

LETTER OF CREDIT FEE:  A per annum fee equal to the Applicable Eurodollar Margin for Revolving Credit Loans, payable on the face amount of each outstanding L/C quarterly in arrears. Fees to be shared by the Revolving Credit Lenders on a pro rata basis. L/Cs issued under the Revolver shall count as utilization for all purposes, including the commitment fee calculation. An additional 1/4% per annum shall be paid to Fleet as the Issuing Bank as a fronting fee, in addition to customary administrative fees.

OTHER FEES:            As indicated in the Fee Letters among the Borrower, the
                       Agents and the Arrangers.

YIELD PROTECTION:      Within 90 days of closing, the Borrower shall obtain
                       interest rate protection on a notional amount and at a rate and tenor satisfactory to the Agents (typically 50% of the principal amount of the Term Loans).

OPTIONAL
PREPAYMENTS:           Optional prepayments shall be permitted at any time
                       (subject to breakage costs if paid prior to any Eurodollar interest rate period, if applicable) in minimum amounts of $100,000. Optional prepayments shall be applied ratably to the remaining scheduled principal payments on the Term Loans on a pro rata basis based on principal amount until repaid in full.

MANDATORY
PREPAYMENTS:           1. 100% of net proceeds from asset sales (other than in
                       the ordinary course of business), equity issuance in excess of $10,000,000, new debt issuance, tax refunds and insurance claims not reinvested within 270 days. Net proceeds will be applied first to required principal repayments of Term Loan A and Term Loan B (on a pro rata basis) in inverse order of maturity and then to permanent reductions of the Revolver until fully repaid.

                       2. The percentage specified below of Excess Operating Cash Flow (as defined below) as follows: (a) 75% of Excess Operating Cash Flow when the Leverage Ratio is greater than 1.75x; and (b) 50% of Excess Operating Cash Flow when the Leverage Ratio is less than or equal to 1.75x.

                       Excess Operating Cash Flow shall be defined as pretax income plus depreciation and amortization minus the sum of (a) capital expenditures in excess of the amount financed by other permitted indebtedness, (b) cash income taxes,

Uno Acquisition Corp.                                                    Page 5
-------------------------------------------------------------------------------

                       (c) required principal payments and prepayments, and (d) any voluntary Term Loan prepayments during such period. Excess Operating Cash Flow repayments will be payable 120 days after the end of each fiscal year, beginning September 30, 2002 and applied first (on a PRO RATA basis) to required principal repayments of Term Loan A and Term Loan B on a pro-rata basis to the remaining scheduled principal payments. Any then remaining Excess Operating Cash Flow shall be applied to reduce then outstanding borrowings under the Revolver until fully repaid.

COLLATERAL:            The Revolver and the Term Loans will share a common
                       collateral pool consisting of (a) a first perfected pledge of and security interest in one hundred percent
                       (100%) of the capital stock of the Borrower and Guarantors and (b) a first perfected security interest in all assets of the Borrower and Guarantors (excluding only its interests in the FFCA Master Lease), including but not limited to accounts and notes receivable, intercompany loans, franchise agreements, inventory, equipment, owned real property, all licenses, stock of subsidiaries and intangible assets (including patents, trademarks, copyrights etc.), subject to permitted encumbrances set forth in the credit agreement. At all times after an Event of Default, the Borrower will provide the Administrative Agent with dominion over its domestic cash receipts through lock box accounts with Fleet or agency agreements with other institutions. The
                       Borrower will provide customary real estate collateral support, such as title insurance, environmental studies, surveys, zoning compliance, etc. The Borrower will use its reasonable best efforts to obtain landlord waivers and consents from all lessors of leased property and will assist the Agent in seeking to obtain leasehold mortgages
                       (and lessor consents thereto) on leased real property to the extent requested by the Administrative Agent based upon its due diligence.

Uno Acquisition Corp.                                                    Page 6
-------------------------------------------------------------------------------

REPRESENTATIONS
AND WARRANTIES:        Usual and customary for facilities of this type,
                       including but not limited to, organization, authority, enforceability, financial statements, compliance with law and other instruments, governmental approvals, material contracts, environmental matters, absence of material adverse change, absence of material litigation, absence of default or unmatured default, no conflict with material agreements, payment of taxes and certain business-specific matters. Additional representations and warranties may be proposed based upon the results of the Agents' due diligence.

FINANCIAL
COVENANTS:             Usual and customary for facilities of this type.
                       Consolidated Financial Covenants will be measured quarterly (except for Minimum Net Worth, which shall be subject to the covenant levels described below at all times) on a rolling four-quarter basis and include, without limitation, the following (see Exhibit III for definitions):

                       1. MAXIMUM CONSOLIDATED LEVERAGE RATIO. The ratio of Consolidated Funded Indebtedness to Consolidated EBITDA (the "Leverage Ratio") for each period of four consecutive quarters shall not exceed 2.50x.

                       2. MINIMUM NET WORTH: Net worth will at all times be at least the net worth reported in the Borrower's pro forma closing balance sheet, stepping up each fiscal year thereafter by 50% of Consolidated Net Income and 100% of the net proceeds of new equity issuance.

                       3. CONSOLIDATED CASH FLOW RATIO: The ratio of Consolidated Cash Flow to Consolidated Financial Obligations for any period of four consecutive fiscal quarters shall not be less than 1.20x.

                       4. CONSOLIDATED CAPITAL EXPENDITURES: CAPITAL Expenditures during each fiscal year shall not exceed amounts set forth in the Projections dated March 21, 2001.

                       100% of the unused portion of the Capital Expenditure basket for any year (calculated without reference to any carry over amounts from prior years) may be carried over to the corresponding basket for the next fiscal year.

                       5. CONSOLIDATED OPERATING LEASE (RENT) EXPENSE: Total Consolidated Operating Lease Expense for each period of four

Uno Acquisition Corp.                                                    Page 7
-------------------------------------------------------------------------------

                       consecutive quarters shall not exceed 110% of the amounts set forth in the Projections dated March 21, 2001.

                       6. MINIMUM CONSOLIDATED EBITDA: Total Consolidated EBITDA for each period of four consecutive quarters shall be no less than the amounts set forth below:

                       -----------------------------------------------------------------------------
                       Period                                             Minimum
                       -----------------------------------------------------------------------------
                       From Closing through 9/28/02                       $26,000,000
                       -----------------------------------------------------------------------------
                       From 9/29/02 through 9/27/03                       $28,700,000
                       -----------------------------------------------------------------------------
                       From 9/28/03 through 10/02/04                      $30,400,000
                       -----------------------------------------------------------------------------
                       From 10/03/04 through 10/01/05                     $32,500,000
                       -----------------------------------------------------------------------------
                       From 10/02/05 through 9/30/06                      $34,600,000
                       -----------------------------------------------------------------------------
                       From 10/01/06 thereafter                           $37,000,000
                       -----------------------------------------------------------------------------

                       Financial covenant levels shall have step-ups (in the case of minimum requirements) and step-downs (in the case of maximum requirements) in amounts and intervals to be determined by the Agents and Arrangers.

FINANCIAL REPORTS:     Financial information to include audited annual (with
                       management letters) and unaudited monthly and quarterly consolidated and consolidating financial statements and unaudited monthly, quarterly and annual store-by-store financial statements, including no default certificate and calculations demonstrating compliance with all covenants, and other information as may be reasonably required by the Administrative Agent.

OTHER COVENANTS:       Usual and customary for facilities of this type,
                       including but not limited to, restrictions on other indebtedness including subordinated indebtedness and purchase money equipment financing (in amounts to be agreed upon), guarantees, non-cancelable rental payments due under operating leases, other liabilities, an agreed-upon maximum percentage of unprofitable units
                       (excluding units that have been in operation for less than twelve months), liens, acquisitions, investments, dividends and other distributions, mergers, sales of assets, sale and leaseback transactions, distributions, restricted payments, voluntary payments of other funded debt, derivative contracts, affiliate transactions, negative pledges, in each case subject to agreed-upon exceptions and standard affirmative covenants, regarding payment of claims and taxes, records and accounts, notices, inspection rights, bank accounts, conduct of business, compliance with laws and contracts, maintenance of insurance, maintenance of office, ERISA compliance, further assurances,

Uno Acquisition Corp.                                                    Page 8
-------------------------------------------------------------------------------

                       etc. Additional covenants, such as an appraisal on any owned real estate may be proposed based upon the results of the Agents' due diligence.

EVENTS OF DEFAULT:     Usual and customary for facilities of this type,
                       including but not limited to, failure to pay any interest, principal or other amounts when due, failure to comply with covenants, inaccurate or false representations or warranties, cross defaults, change of control, judgment defaults, ERISA, bankruptcy and insolvency.

CLOSING CONDITIONS:    Closing shall be conditioned upon the satisfaction of the
                       following conditions precedent and other conditions customary to transactions of this type or reasonably required by the Agents:
                       1.   Satisfactory completion of due diligence.
                       2.   Satisfactory representations and warranties and
                            satisfactory documentation, including without limitation loan documentation, security documentation, merger agreements, and any other agreements deemed necessary or appropriate by the Agents or Agents' counsel in connection with the Facilities and the Recapitalization, and opinions of counsel
                       3.   Satisfactory indemnifications and environmental
                            reports on any owned real estate.
                       4.   Satisfactory corporate and capital structure of the
                            Recapitalization including, but not limited to, (i) a minimum equity capital contribution by the management investors of at least 7,308,356 common shares and retained options equivalent to shares of Uno in the Recapitalization, at least 6,445,000 of which shall be common shares of Uno and (ii) placement of $37,200,000 sale leaseback transactions on terms acceptable to the Agents and the Arrangers, and (iii) day one Revolver usage not exceeding $12,250,000 (including L/Cs). Other than amounts drawn under the Facilities, the sale leaseback transactions discussed above, and approximately $4,500,000 of existing capitalized leases and mortgages, there shall be no funded debt at Closing (subject to exceptions approved by the Agents and Arrangers).
                       5.   Completion of the Recapitalization (including the
                            merger of the Borrower into Uno) on terms and conditions satisfactory to the Agents and the Arrangers, including but not limited to the purchase of a maximum of 4,550,000 million common shares of Uno at a maximum share price of $9.75 per share to public shareholders.

Uno Acquisition Corp.                                                    Page 9
-------------------------------------------------------------------------------

                       6. The Agents' satisfaction that the Recapitalization and Facilities comply with all applicable laws including without limitation securities laws.
                       7.   Absence of any litigation or other proceeding the
                            result of which might impair or prevent the
                            consummation of the transactions contemplated hereby.
                       8. Without limiting the foregoing, after giving effect to the borrowings on the Closing Date, the Leverage Ratio shall not exceed 2.37x.
                       9. Without limiting the foregoing, at Closing the trailing 4 quarter EBITDA shall be no less than $30,000,000.
                       10. No material adverse change in the assets or business of the Borrower (including Uno) or Guarantors as represented in the Uno's October 1, 2000 10-K filing, any other filings with the Securities and Exchange Commission made prior to the date hereof or any other publicly available information existing on the date hereof, the financial condition of the Borrower or Guarantors as represented in the consolidated financial statements relating to them for the fiscal quarter ending December 31, 2000, the management or prospects of the Borrower or Guarantors, or in the ability of any of the Borrower or the Guarantors to perform their respective obligations or to complete the Recapitalization; in addition, no material adverse changes in governmental regulation or policy affecting the Agents, Arrangers or any of the Borrowers or the Guarantors and no material changes or disruptions in the syndication, financial or capital markets that could materially impair the syndication of the Facilities prior to closing.
                       11. Satisfactory 6-year projections (the "Projections") prepared by management of the Borrower in good faith based upon reasonable assumptions and no material misstatements in or material omissions from materials previously delivered to the Agents and Arrangers.
                       12. Receipt by the Administrative Agent of a satisfactory day one balance sheet and sources and uses of funds, showing the effects of the Recapitalization, the refinancing required as a result of the Recapitalization, and compliance with Financial Covenants and other terms and conditions of the Facilities outlined herein.
                       13. The existing debt (with exceptions to be agreed upon for existing capitalized lease obligations and certain other mortgage debt to be determined) contemplated to be repaid in connection with the Recapitalization shall have been repaid in full, all credit facilities with respect thereto

Uno Acquisition Corp.                                                   Page 10
-------------------------------------------------------------------------------

                            shall be terminated and all liens in connection therewith shall have been released.
                       14. All filings and other actions required to create and perfect a first priority security interest in all collateral of the Borrower and Guarantors shall have been duly made or taken, and all such collateral shall be free and clear of other liens (subject to limited exceptions to be negotiated).
                       15. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of any of the Borrower or Guarantors are located, and such search shall reveal no liens on any of the assets of the Borrower or Guarantors except for liens approved by the Administrative Agent.
                       16. The Agents and Arrangers shall have completed and be satisfied in all respects with its confirmatory legal due diligence investigation of the Borrower.
                       17. The Lenders shall have received such evidence requested by the Administrative Agent from officers of the Borrower as to the Borrower's solvency on a consolidated basis after giving effect to the Recapitalization.
                       18. The Agent's receipt of satisfactory evidence of compliance with all applicable laws, applicable third party consents have been obtained, appropriate corporate approval, as well as opinions of counsel satisfactorily covering matters customary in similar transactions.
                       19. The Borrower shall have paid to the Agents and Arrangers all fees and reasonable expenses payable in connection with the Facilities described herein.

SYNDICATION
MATTERS: Fleet will act as the exclusive administrative agent for the Facilities and FSI and STES will act as the Arrangers, advisers and syndication manager for the Facilities and, in such capacities, each of the Fleet, FSI and STES will perform the duties and exercise the authority customarily associated with such roles.

                       FSI and STES will manage all aspects of the syndication, including the selection of Lenders, the determination of when FSI and STES will approach potential Lenders and the final allocations among the Lenders. The Borrower agrees to assist FSI and STES actively in achieving a timely syndication that is reasonably satisfactory to FSI and STES, such assistance to include, among other things, (a) direct contact during the syndication between the Borrower's senior officers, representatives and advisors, on the one hand, and prospective

Uno Acquisition Corp.                                                   Page 11
-------------------------------------------------------------------------------

                       Lenders, on the other hand at such times and places as FSI and STES may reasonably request, (b) providing to FSI and STES all financial and other information with respect to the Borrower and the transactions contemplated that FSI and STES may reasonably request, including but not limited to financial projections relating to the foregoing, and (c) assistance in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication.

                       The Borrower agrees that, prior to and during the syndication of the Facilities, the Borrower will not permit any offering, placement or arrangement of any competing issues of debt securities or commercial bank facilities of the Borrower and any of its subsidiaries other than the issuance of a $37,200,000 sale leaseback referred to above.

                       Fleet, FSI, SunTrust and STES shall be entitled to change the structure, terms, pricing and/or amounts of any portion of the Facilities if Fleet, FSI, SunTrust and STES determine that the change is advisable in order to ensure a successful syndication of the Facilities or an optimal credit structure for the Facilities.

EXPENSES:              The Borrower will pay all reasonable fees and expenses
                       incurred by the Agents and Arrangers in connection with the preparation and execution of the Facilities. These will include, without limitation, legal, syndication, collateral examination, appraisal, environmental survey and other direct out-of-pocket expenses.

ASSIGNMENTS AND
PARTICIPATIONS:        Lenders shall be permitted to grant participations or
                       assignments of their loans and commitments in accordance with standard LSTA terms. Any Lender will be permitted to assign a portion of the Facilities (on a non pro-rata basis) to another financial institution in minimum amounts of $1,000,000, subject to consent of the Borrower
                       (so long as no Default exists) and the Agents, which consent will not be unreasonably withheld.

VOTING RIGHTS:         Lenders holding 66 2/3% of all of the outstanding
                       commitments under the Revolver and Term Loans for all amendments and waivers, provided that the following shall require 100% of the Lenders: (1) increase in commitments;
                       (2) decreases in interest rates or fees; (3) postponement of scheduled amortization or final maturity; (4) release of all or

Uno Acquisition Corp.                                                   Page 12
-------------------------------------------------------------------------------

                       substantially all of the collateral; and (5) changes in the percentage voting rights.

INDEMNIFICATION:       The Borrower shall indemnify the Agents, Arrangers and
                       the Lenders against all losses, liabilities, claims, damages or expenses relating to their loans, the loan documents, the Borrower's use of loan proceeds or the commitments and the Recapitalization, including but not limited to attorneys and other professional fees and settlement costs.

GOVERNING LAW:         Commonwealth of Massachusetts.

AGENT'S COUNSEL:       Goodwin Procter LLP

ACCEPTED AS OF  MAY 15, 2001

UNO ACQUISITION CORP.

BY: /s/ Robert M. Vincent
   ----------------------------------------
NAME: ROBERT M. VINCENT
TITLE: EXECUTIVE VICE PRESIDENT

UNO RESTAURANT HOLDINGS CORPORATION

BY: /s/ Robert M. Vincent
   ----------------------------------------
NAME: ROBERT M. VINCENT
TITLE: EXECUTIVE VICE PRESIDENT

Uno Acquisition Corp.                                                   Page 13
-------------------------------------------------------------------------------

                    Exhibits for Summary Terms and Conditions

                                    EXHIBIT I

                                  AMORTIZATION

                        TERM LOAN A                 TERM LOAN B                 TOTAL AMORTIZATION
Year 1                  $4,000,000                    $75,000                       $4,075,000

Year 2                   7,500,000                    165,000                        7,665,000

Year 3                   8,500,000                    165,000                        8,665,000

Year 4                   9,500,000                    165,000                        9,665,000

Year 5                  10,500,000                    165,000                       10,665,000

Year 6                                             14,265,000                       14,265,000


                 ========================== ============================ ==================================
                       $40,000,000                $15,000,000                      $55,000,000
                 ========================== ============================ ==================================

Uno Acquisition Corp.                                                   Page 14
-------------------------------------------------------------------------------

                  Exhibits for Summary of Terms and Conditions

                                   EXHIBIT II
                                APPLICABLE MARGIN

             LEVERAGE RATIO                          REVOLVER
  LEVEL                                            & TERM LOAN A                     TERM LOAN B
                                             ALT. BASE +        EURO +       ALT. BASE +        EURO +
     I.               > = 2.00x                 2.00%           3.50%           2.50%           4.00%
     II.          > = 1.50x < 2.00x             1.75%           3.25%           2.50%           4.00%
    III.          > = 1.00x < 1.50x             1.50%           3.00%           2.25%           3.75%
     IV.               < 1.00x                  1.25%           2.75%           2.25%           3.75%

Pricing shall be locked at Level I for nine months after the Closing Date. Upon the Administrative Agent's receipt of the first compliance certificate following the ninth month and thereafter Pricing shall be determined in accordance with the above grid.

Uno Acquisition Corp.                                                   Page 15
-------------------------------------------------------------------------------

                              UNO ACQUISITION CORP.
                  Exhibits for Summary of Terms and Conditions

                                   EXHIBIT III

                                   DEFINITIONS

CAPITAL
EXPENDITURES:          Amounts expended or financed for capital assets and
                       restaurant pre-opening costs.

CONSOLIDATED
CASH FLOW:             For any period, the sum of (a) the Consolidated Pre-tax
                       Income of the Borrower and its subsidiaries for such period, MINUS (b) cash income taxes during such period, PLUS (c) the aggregate amount of consolidated depreciation and amortization charges made in calculating
                       Consolidated Pre-tax Income for such period, PLUS (d) the
                       Consolidated rent expense of the Borrower PLUS (e) the Consolidated Interest Charges of the Borrower and its subsidiaries for such period, plus (f) certain other consolidated net non cash charges acceptable to the Agents and Arrangers, PLUS (g) certain other one time cash charges acceptable to the Agents and Arrangers MINUS
                       Maintenance Capital Expenditures during such period.

CONSOLIDATED
EBITDAR: For any period, the sum of (a) the Consolidated Pre-tax Income of the Borrower and its subsidiaries for such period, PLUS (b) the Consolidated Interest Charges and Rental Expense of the Borrower and its subsidiaries for such period, PLUS (c) consolidated depreciation and amortization expenses of the Borrower and its subsidiaries for such period, PLUS (d) certain other consolidated net non-cash charges of the Borrower and its subsidiaries acceptable to the Agents and Arrangers PLUS
                       (e) certain other one time cash charges acceptable to the Agents and Arrangers.

CONSOLIDATED
EBITDA: For any period, the sum of (a) the Consolidated Pre-tax Income of the Borrower and its subsidiaries for such period, PLUS (b) the Consolidated Interest Charges of the Borrower and its subsidiaries for such period, PLUS (c) consolidated depreciation and amortization expenses of the Borrower and its subsidiaries for such period, PLUS
                       (d) certain other consolidated net non-cash charges of the Borrower and its subsidiaries acceptable to

Uno Acquisition Corp.                                                   Page 16
-------------------------------------------------------------------------------

                       the Agent and Arrangers PLUS certain other one time cash charges acceptable to the Agent and Arrangers.

CONSOLIDATED
FINANCIAL
OBLIGATIONS:           For any period, the sum of all scheduled payments
                       (including without limitation, principal, interest and commitment fees) on Indebtedness of the Borrower and its subsidiaries, including capital leases, plus consolidated rent expense, which came due during such period.

CONSOLIDATED
FUNDED
INDEBTEDNESS:          At any time, the sum of (a) the aggregate amount of
                       Indebtedness of the Borrower and its subsidiaries, on a consolidated basis, relating to the borrowing of money or the obtaining of credit or in respect of capitalized leases, PLUS (b) the aggregate maximum drawing amount of all letters of credit outstanding, PLUS (without duplication) (c) all Indebtedness guaranteed by the Borrower or any of its subsidiaries.

CONSOLIDATED
NET INCOME:            The consolidated net income of the Borrower and its
                       subsidiaries for any period determined in accordance with generally accepted accounting principles consistently applied.

GROWTH CAPITAL
EXPENDITURES:          Capital Expenditures (including restaurant pre-opening
                       costs) for existing concept growth in the Borrower's projections in amounts reasonably acceptable to the Agent.

INDEBTEDNESS:          All obligations, contingent or otherwise, that in
                       accordance with generally accepted accounting principles should be classified on the obligor's balance sheet as liabilities, or to which reference should be made by footnotes.

MAINTENANCE CAPITAL
EXPENDITURES:          All Capital Expenditures other than those constituting
                       Growth Capital Expenditures.

FLEET NATIONAL BANK
100 Federal Street
Boston, MA 02110

SUNTRUST BANK
201 Fourth Avenue North, 3rd Floor
Nashville, TN 37219

                                  May 11, 2001

                                   $75,000,000
                        Senior Secured Credit Facilities
                             UNDERWRITING FEE LETTER


UNO RESTAURANT CORPORATION
100 Charles Park Road
West Roxbury, MA 02132

UNO RESTAURANT HOLDINGS CORPORATION
UNO ACQUISITION CORP.
100 Charles Park Road
West Roxbury, MA 02132

Ladies and Gentlemen:

         This letter is delivered to you in connection with the $75,000,000 Senior Secured Credit Facilities Commitment Letter (the "Commitment Letter") of even date herewith among Fleet National Bank ("Fleet"), SunTrust Bank ("SunTrust" and together with Fleet, the "Underwriting Lenders"), Uno Acquisition Corp. ("Uno Acquisition"), Uno Restaurant Holdings Corporation ("URHC") and Uno Restaurant Corporation ("Uno" and collectively with Uno Acquisition and URHC, the "Companies"), regarding the arrangement, underwriting and syndication of the Credit Facilities described therein. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Commitment Letter and the Summary of Terms and Conditions attached thereto. In connection with, and in consideration of the agreements contained in the Commitment Letter, the Companies agree with the Underwriting Lenders and the Arrangers as follows:

Uno Restaurant Corporation
Uno Restaurant Holdings Corporation
Uno Acquisition Corp.
May 11, 2001
Page 2

         UNDERWRITING FEE. The Companies will pay to the Underwriting Lenders an aggregate underwriting fee of $1,700,000 for their own account to be allocated among the Underwriting Lenders on a pro rata basis. Such fee shall be for underwriting a portion of the Credit Facilities and shall be earned and payable as follows: $425,000 has been earned in full and paid upon the signed acceptance by URHC and Uno Acquisition of the Preliminary Summary of Terms and Conditions; $425,000 shall be earned in full and payable upon Fleet's issuance of an Informational Memorandum to Lenders; and $850,000 shall be earned in full and payable upon the closing of the Credit Facilities.

         Uno, URHC and Uno Acquisition hereby agree that Uno will be responsible for paying 66.67% of the Underwriting Fee as and when due and payable, and URHC and Uno Acquisition will be responsible for paying 33.33% of the Underwriting Fee as and when due and payable in accordance with the terms hereof. The obligations of Uno, on the one hand, and Uno Acquisition and URHC, on the other hand, hereunder with respect to the Underwriting Fee shall be several and not joint and several, and the obligations of URHC and Uno Acquisition hereunder with respect to the Underwriting Fee shall be joint and several.

         The fees payable above shall be fully-earned upon becoming due and payable, shall be non-refundable for any reason whatsoever and shall be in addition to any other fee, cost or expense payable pursuant to the Credit Facilities. The Underwriting Lenders reserve the right to allocate, in whole or in part, to one or more of their affiliates any of the fees payable to them.

         If the foregoing is in accordance with your understanding, please execute and return this letter to us.

                                      Very truly yours,

                                      FLEET NATIONAL BANK

                                      By: /s/ Elise M. Russo
                                          -------------------------------------
                                          Name: Elise M. Russo
                                          Title: Senior Vice President

Uno Restaurant Corporation
Uno Restaurant Holdings Corporation
Uno Acquisition Corp.
May 11, 2001
Page 3

                                      SUNTRUST BANK

                                      By: /s/ Vipul H. Patel
                                         --------------------------------------
                                         Name: Vipul H. Patel
                                         Title: Director

Accepted and agreed to as of the date first above written:

UNO RESTAURANT CORPORATION

By: /s/ Robert M. Vincent
    --------------------------------------------
    Name: Robert M. Vincent
    Title: Executive Vice President

UNO ACQUISITION CORP.

By: /s/ Robert M. Vincent
    --------------------------------------------
    Name: Robert M. Vincent
    Title: Executive Vice President

UNO RESTAURANT HOLDINGS CORPORATION

By: /s/ Robert M. Vincent
    --------------------------------------------
    Name: Robert M. Vincent
    Title: Executive Vice President

FLEET NATIONAL BANK
100 Federal Street
Boston, MA 02110

                                  May 11, 2001

                                  $75,000,000
                        Senior Secured Credit Facilities
                        ADMINISTRATIVE AGENT FEE LETTER

UNO RESTAURANT CORPORATION
100 Charles Park Road
West Roxbury, MA 02132

UNO RESTAURANT HOLDINGS CORPORATION
UNO ACQUISITION CORP.
100 Charles Park Road
West Roxbury, MA 02132

Ladies and Gentlemen:

         This letter is delivered to you in connection with the $75,000,000 Senior Secured Credit Facilities Commitment Letter (the "Commitment Letter") of even date herewith among Fleet National Bank ("Fleet"), SunTrust Bank ("SunTrust"), Uno Acquisition Corp. ("Uno Acquisition"), Uno Restaurant Holdings Corporation ("URHC") and Uno Restaurant Corporation ("Uno" and collectively with Uno Acquisition and URHC, the "Companies"), regarding the arrangement, underwriting and syndication of the Credit Facilities described therein. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Commitment Letter and the Summary of Terms and Conditions attached thereto. In connection with, and in consideration of the agreements contained in the Commitment Letter, the Companies agree with the Underwriting Lenders and the Arrangers as follows:

STRUCTURING FEE. The Companies will pay to Fleet an aggregate structuring fee of $250,000 for its own account. Such fee shall be for structuring of the Credit Facilities and shall be earned and payable as follows: $62,500 has been earned in full and was payable upon the signed acceptance by URHC and Uno Acquisition of the Preliminary Summary of Terms and Conditions; $62,500 shall be earned in full and payable upon

Uno Restaurant Corporation
Uno Restaurant Holdings Corporation
Uno Acquisition Corp.
May 11, 2001
Page 2

Fleet's issuance of an Informational Memorandum to Lenders; and $125,000 shall be earned in full and payable upon the closing of the Credit Facilities.

         ADMINISTRATIVE AGENT'S FEE. The Loan Parties will pay an annual Administrative Agent's fee of $100,000 to Fleet, for its own account as Administrative Agent for the Lenders under the Credit Facilities. Such fee shall be earned in full and payable annually in advance upon the closing of the Credit Facilities, and on each anniversary thereof, until the Credit Facilities terminate.

         Uno, URHC and Uno Acquisition hereby agree that Uno will be responsible for paying 66.67% of the Structuring Fee as and when due and payable, and URHC and Uno Acquisition will be responsible for paying 33.33% of the Structuring Fee as and when due and payable in accordance with the terms hereof. The obligations of Uno, on the one hand, and Uno Acquisition and URHC, on the other hand, hereunder with respect to the Structuring Fee shall be several and not joint and several, and the obligations of URHC and Uno Acquisition hereunder with respect to the Structuring Fee shall be joint and several.

         The fees payable above shall be fully-earned upon becoming due and payable, shall be non-refundable for any reason whatsoever and shall be in addition to any other fee, cost or expense payable pursuant to the Credit Facilities. Fleet reserves the right to allocate, in whole or in part, to one or more of its affiliates any of the fees payable to it.

         If the foregoing is in accordance with your understanding, please execute and return this letter to us.

                                         Very truly yours,

                                         FLEET NATIONAL BANK

                                         By: /s/ Elise M. Russo
                                            -----------------------------------
                                            Name: Elise M. Russo
                                            Title: Senior Vice President

Uno Restaurant Corporation
Uno Restaurant Holdings Corporation
Uno Acquisition Corp.
May 11, 2001
Page 3

Accepted and agreed to as of the date first above written:

UNO RESTAURANT CORPORATION

By: /s/ Robert M. Vincent
   --------------------------------------------
   Name: Robert M. Vincent
   Title: Executive Vice President

UNO ACQUISITION CORP.

By: /s/ Robert M. Vincent
    -------------------------------------------
    Name: Robert M. Vincent
    Title: Executive Vice President

UNO RESTAURANT HOLDINGS CORPORATION

By: /s/ Robert M. Vincent
    -------------------------------------------
    Name: Robert M. Vincent
    Title: Executive Vice President